UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 7, 2012

PHH CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Leadenhall Road

Mt. Laurel, New Jersey 08054

(Address of principal executive offices, including zip code)

(856) 917-1744

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement.

Amended and Restated Director Indemnification Agreements

On December 12, 2012, PHH Corporation ( “PHH,” the “Company,” “we,” “our” or “us”) entered into separate Amended and Restated Indemnification Agreements (the “Indemnification Agreements”) with each current member of the Company’s Board of Directors (the “Board”), including the Company’s Chief Executive Officer, Mr. Glen A. Messina.  Pursuant to such Indemnification Agreements, the Company has agreed to indemnify and advance expenses and costs incurred by each director in connection with any claims, suits or proceedings arising as a result of his or her service as a director, to the maximum extent permitted by law, including third-party claims and proceedings brought by or in right of the Company. The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreements, a form of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference in its entirety.

Item 8.01.                Other Events.

Renewal of Wells Fargo Mortgage Financing Facilities

On December 7, 2012, PHH Mortgage Corporation, a wholly owned subsidiary of the Company (“PHH Mortgage”), entered into an Amended and Restated Master Repurchase Agreement with Wells Fargo Bank, N.A. (“Wells Fargo”) to, among other things, extend the term of PHH Mortgage’s committed mortgage warehouse financing facility with Wells Fargo for an additional 364 days.  As a result, PHH Mortgage’s mortgage warehouse facility with Wells Fargo is scheduled to terminate on December 6, 2013, unless terminated earlier in accordance with its terms.

On December 7, 2012, PHH Home Loans, LLC, an indirect majority owned subsidiary of PHH Mortgage (together with its subsidiaries, “PHH Home Loans”), entered into an Amended and Restated Master Repurchase Agreement with Wells Fargo to, among other things, extend the term of PHH Home Loans’ committed mortgage warehouse financing facility with Wells Fargo for an additional 364 days.  As a result, PHH Home Loans’ mortgage warehouse facility with Wells Fargo is scheduled to terminate on December 6, 2013, unless terminated earlier in accordance with its terms.

The amended and restated PHH Mortgage and PHH Home Loans facilities with Wells Fargo provide aggregate committed mortgage warehouse financing capacity of $450 million.  Each such facility contains various customary representations, warranties, covenants, conditions precedent and indemnification provisions.

Renewal of Barclays Bank PLC Mortgage Financing Facilities

On December 11, 2012, PHH Mortgage entered into certain amendments to its committed mortgage warehouse and gestation financing facilities with Barclays Bank plc to, among other things, extend the term of such facilities for an additional 364 days.  As a result, PHH Mortgage’s mortgage warehouse and gestation facilities with Barclays Bank plc are scheduled to terminate on December 10, 2013, unless terminated earlier in accordance with their respective terms.

On December 11, 2012, PHH Home Loans entered into certain amendments to its committed mortgage warehouse financing facility with Barclays Bank plc to, among other things, extend the term of such facility for an additional 364 days.  As a result, PHH Home Loans’ mortgage warehouse facility with Barclays Bank plc is scheduled to terminate on December 10, 2013, unless terminated earlier in accordance with its terms.

The aggregate amount of committed revolving financing capacity under the amended PHH Mortgage and PHH Home Loans mortgage financing facilities with Barclays Bank plc was reduced to $350 million; provided, however, that no more than $250 million of such committed revolving financing capacity may be utilized under the PHH Home Loans facility at any given time.  Prior to the amendments, the maximum amount of committed revolving financing capacity that could be utilized under the PHH Home Loans facility at any given time was $150 million.  Each such facility contains various customary representations, warranties, covenants, conditions precedent and indemnification provisions.

Item 9.01.                                        Financial Statements and Exhibits.

(d)  Exhibits

Exhibit 10.1                              Form of Amended and Restated Indemnification Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

	By:	/s/ William F. Brown
Name: William F. Brown
Title: Senior Vice President,
General Counsel & Secretary

Dated: December 13, 2012